EXHIBIT 10.5



                   CONTRACT OF EMPLOYMENT (THE "AGREEMENT")


                                    between



Cablecom GmbH, Neumuhlestr. 42, 8406 Winterthur

                           (hereinafter referred to as the "Employer company")


                                      and



John Gregg, 411 Silvermoss Drive, Vero Beach, Florida  32963 USA

                                    (hereinafter referred to as the "Employee")

Definition

The terms "Group" or "Group Company" refers to the Employer company, all subsidiary companies of the Employer company, all companies directly or indirectly controlled by the Employer company and all companies controlled by the Employer company, its parent company or a subsidiary company of the parent company.

1.       Area of employment, function

1.1 The Employee will be "Chief Financial Officer" of the Group. In this function he is reporting to the board of directors of the Employer company (the "Board").

1.2      The Employee will be known as a Chief Financial Officer (CFO).

1.3      Place of business: London.

2.       Working hours / overtime

         If the Employee has to work overtime in order to fulfill his function, this overtime must be worked. Overtime is not remunerated and time off is not given in lieu; compensation for any overtime worked is included in the salary.

3.       Payment

3.1 The Employee is entitled to a salary at a rate of USD 200,000 for each period of six months that the Employee is employed under this Agreement, payable in equal installments at the end of each month (the "Base Salary").
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3.2      Reasonable business expenses incurred by the Employee in connection with carrying out his function will be reimbursed on production of the appropriate supporting documents (as the company may reasonably require).

4.       Commencement, duration and termination of employment relationship

4.1 The employment relationship will start on the effective date (the "Effective Date") as outlined in the Employment Agreement, dated as of October 15, 2002, to which the Employee and NTL Incorporated (to be known as NTL Europe, Inc. ("NTL Europe")) are parties (the "NTL Europe Agreement").

4.2 The employment relationship is for an indefinite period, provided, that the employment relationship may be terminated by the Employee or the Employer company on not less than one months' written notice (such period being the "Term").

4.3 Upon (x) termination of the Employee's employment by the Employer company for any reason other than for Cause (as defined below) or (y) termination of the Employee's employment by the Employee in a Constructive Termination Without Cause, the Employee shall be entitled to a lump sum equal to USD 200,000 minus any portion of the Base Salary that has already been paid to the Employee (but not less than zero), such amount to be paid within 15 days following such termination. The Employer company's obligation to make the payment set forth in this Section 4.3 is conditioned upon the Employee's execution and delivery to the Employer company of a valid and enforceable release, in a form substantially similar to the release set forth in Section 19 of the NTL Europe Agreement (with such changes as the Employer company determines are necessary and appropriate to give the release its full force and effect under applicable law), of any litigation, arbitration, claim or demand arising out of, in connection with, or relating to, the Employee's employment or termination of employment with all members of the Employer group; provided, however, that such release shall not release (i) any right of the Employee to indemnification applicable to periods prior to the Effective Date, (ii) any rights the Employee may have under the Iesy Agreements (as defined in the NTL Europe Agreement) and (iii) any rights the Employee may have under the NTL Europe Agreement.

         For purposes of this Agreement, a "Constructive Termination Without Cause" means a termination of the Employee's employment during the Term by the Employee within 15 days following the occurrence of any of the following events without the Employee's prior consent: (A) failure to continue the Employee in the position set forth in Section 1 hereof (excluding a promotion); (B) assignment to the Employee of duties that are materially inconsistent with the scope of duties and responsibilities generally associated with the positions set forth in
         Section 1 hereof; (C) any materially adverse change in the reporting structure applicable to the Employee (but not including a change in the person filling the position to which the Employee reports; (D) relocation of the Employee's principal office to a location more than 40 miles from London, England, except for required travel for Employer company business to an extent substantially consistent with the Employee's prior business travel obligations; (E) any material breach by the Employer company of any material obligation to the Employee under this Agreement; or (F) failure to maintain directors' and officers' liability insurance on the substantially similar terms described in Section 5.2 of this Agreement or Section

         18(b) of the NTL Europe Agreement, despite the Employer company's or NTL Europe's reasonable efforts to maintain such coverage or that such coverage cannot be obtained at a commercially reasonable cost. The Employee shall give the Employer company 10 days' notice of the Employee's intention to terminate the Employee's employment and claim that a Constructive Termination Without Cause has occurred, and such notice shall describe the facts and circumstances in support of such claim. The Employer company shall have 10 days thereafter to cure such facts and circumstances if possible.

4.4 Upon termination of the Employee's employment by the Employer company for "Cause," then the Employee shall be entitled to Base Salary through the date of termination and the Employee shall not be entitled to any other payments or benefits. For purposes of this Agreement, Cause shall mean: (i) the Employee (x) is indicted for, convicted of, or pleads guilty or nolo contendere to, any felony or
         (y) commits any other crime involving fraud, embezzlement or breach of trust or fiduciary duty; (ii) in carrying out the Employee's duties, the Employee engages in conduct that constitutes gross neglect or willful misconduct; or (iii) the Employee's material breach of any obligation or representation set forth in this Agreement; provided, however, that Cause shall not be deemed to have occurred by reason of the Employee's lack of physical or mental capacity.

         The Employer company shall give the Employee 10 days' notice of the Employer company's intention to terminate the Employee's employment and claim that facts and circumstances constituting Cause exist, and such notice shall describe the facts and circumstances in support of such claim. The Employee shall have 10 days thereafter to cure such facts and circumstances if possible; provided, however, that this sentence shall not apply to clause (i) of the definition of Cause, for which there shall be deemed no possible cure. If the Board reasonably concludes that the Employee has not cured such facts or circumstances within such time, Cause shall not be deemed to have been established unless and until the Employee has received a hearing before the Board (if promptly requested by the Employee) and a majority of the Board in attendance at a meeting of the Board that occurs within 10 days of the date of such hearing (if so requested) reasonably confirms the existence of Cause and the termination of the Employee therefor.

4.5 Notwithstanding any provision of this Agreement to the contrary, if the Employee's employment terminates under the NTL Europe Agreement and such termination is as set forth in the left column of the following table, then the Employee's employment shall automatically terminate hereunder and such termination shall be as set forth in the right column of the following table:

         -------------------------------- ----------------------------------
         NTL Europe Agreement             This Agreement
         -------------------------------- ----------------------------------

         by NTL Europe for Cause          by the Employer company for Cause
         -------------------------------- ----------------------------------

         Resignation in a Constructive    Resignation in a Constructive
         Termination Without Cause        Termination Without Cause
         -------------------------------- ----------------------------------

5.       Indemnification

5.1 To the fullest extent permitted by applicable law, the Employer company shall indemnify the Employee against, and save and hold the Employee harmless from, any damages, liabilities, losses, judgments, penalties, fines, amounts paid or to be paid in settlement, costs and reasonable expenses (including, but not limited to, attorneys' fees and expenses), resulting from, arising out of or in connection with any threatened, pending or completed claim, action, proceeding or investigation (whether civil or criminal) against or affecting the Employee as a result of the Employee's service from and after the Effective Date as an officer, director or employee of, or consultant to, any member of the Employer company or any of its affiliates, or in any capacity at the request of the Employer company or any of its affiliates, or an officer, director or employee thereof, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Employee's acts of willful misconduct, misappropriation of funds or fraud). In the event the Employer company does not compromise or assume the defense of any indemnifiable claim or action against the Employee, the Employer company shall, to the extent permitted by applicable law, promptly pay to the Employee all costs and expenses incurred or to be incurred by the Employee in defending or responding to any claim or investigation in advance of the final disposition thereof; provided, however, that if it is ultimately determined by a final judgment of a court of competent jurisdiction (from whose decision no appeals may be taken, or the time for appeal having lapsed) that the Employee was not entitled to indemnity hereunder, then the Employee shall repay forthwith all amounts so advanced. The Employer company may not agree to any settlement or compromise of any claim against the Employee, other than a settlement or compromise solely for monetary damages for which the Employer company shall be solely responsible, without the prior written consent of the Employee, which consent shall not be unreasonably withheld. This right to indemnification shall be in addition to, and not in lieu of, any other right to indemnification to which the Employee shall be entitled pursuant to the Employer company's Certificate of Incorporation or By-laws or otherwise.

5.2 During the Term, the Employer company shall use its reasonable efforts to maintain directors' and officers' liability insurance on substantially similar terms as in effect prior to the Effective Date, so long as such insurance may be obtained at a commercially reasonable cost.

6.       Final provisions

6.1 Amendments and additions to this contract are only valid if made in writing. Employee may assign his right to receive any payment hereunder to a company wholly owned by him, and, following any such assignment, the Employer company shall make such payments to such company; provided that any assignment by which the Employer company would lose a tax deduction available to it in the absence of such assignment shall not be permitted. Any such assignment shall be made pursuant to a written instrument in form satisfactory to the Employee and Employer company.

6.2      This Agreement shall be governed by the laws of Switzerland.

6.3 The place of jurisdiction for disputes arising from the employment relationship shall be either the domicile of the defendant or the place of business for which the Employee performs work.




Place, date: October 15, 2002


Employer company: Cablecom GmbH         Employee:  John Gregg



 /s/ J. Barclay Knapp                    /s/ John Gregg
_________________________________       ______________________________________


By: J. Barclay Knapp
   ______________________________

Its:   Director
     ____________________________

                                 Cablecom GmbH
                              Neumuehiestrasse 42
                               CH-8400 Winterhur
                                  Switzerland



October 15, 2002

John Gregg
411 Silvermoss Drive
Vero Beach, FL  32963

Dear John:

Pursuant to Section 4.2 of the Contract of Employment, dated as of October 15, 2002, to which you and Cablecom GmbH (the "Company") are parties (the "Agreement"), this letter shall constitute notice by the Company of the termination of your employment, effective as of the six-month anniversary of the "Effective Date" (as defined in the Agreement) (the "Termination Date"). The Company reserves its right to terminate your employment earlier than the Termination Date, as may be permitted under the Agreement and applicable law.

                                        Very truly yours,

                                        CABLECOM GMBH


                                        /s/ J. Barclay Knapp
                                        _____________________________________

                                        By: J. Barclay Knapp
                                           __________________________________

                                        Its:  Director
                                            _________________________________



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